Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
     WHEREAS, Agere Systems Inc., a Delaware corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to 5,700,000 shares of common stock (including the related Preferred Stock Purchase Rights), to be offered under the Agere Systems Inc. 2001 Long Term Incentive Plan; and
     WHEREAS, the Company proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to 300,000 shares of common stock (including the related Preferred Stock Purchase Rights), to be offered under the Agere Systems Inc. Non-Employee Director Stock Plan; and
     WHEREAS, the undersigned is a director and/or officer of the Company, as indicated below his or her signature:
     NOW, THEREFORE, the undersigned hereby constitutes and appoints Peter Kelly as attorney for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director and/or officer of the Company, to execute and file any such registration statement with respect to the above-described common shares and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorney full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 4th day of April, 2006.

By:	/s/ Richard L. Clemmer	By:	/s/ Rae F. Sedel

Name:	Richard L. Clemmer	Name:	Rae F. Sedel
Title:	President, Chief Executive Officer and Director	Title:	Director

By:	/s/ Richard S. Hill	By:	/s/ Harold A. Wagner

Name:	Richard S. Hill	Name:	Harold A. Wagner
Title:	Director	Title:	Director

By:	/s/ Arun Netravali	By:	/s/ Kari-Pekka Wilska

Name:	Arun Netravali	Name:	Kari-Pekka Wilska
Title:	Director	Title:	Director

By:	/s/ Thomas P. Salice
Name:	Thomas P. Salice
Title:	Director